SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 26, 2007

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As previously announced by Coherent, Inc. (the “Company”), the Audit Committee of the Board of Directors has been conducting a review of the Company’s stock option practices and related accounting issues. On July 26, 2007, the Company announced that a Special Committee of the Board of Directors had determined that incorrect measurement dates for a significant number of stock option awards during the period between January 1, 1995 and September 30, 2006 (the “Relevant Period”) were used.

On September 26, 2007, the Company’s Audit Committee, after consultation with management, determined that additional charges for stock-based compensation expense will be required and that those charges will be material with respect to certain prior fiscal periods. The Company expects the aggregate pre-tax amount of the additional non-cash compensation through June 2006 to be in the range of $22 million to $28 million. The significant majority of these charges result from changes to the measurement dates of stock options granted prior to the end of fiscal year 2001, with over half of such non-cash compensation arising from stock options granted in the fiscal year 2000.

Accordingly, the Company’s Audit Committee concluded that the Company’s financial statements and any related reports of its independent registered public accounting firm for the fiscal years 1995 through 2005 and the financial statements for the fiscal quarters ended July 1, 2006, April 1, 2006 and December 31, 2005 should no longer be relied upon.  The Company has not yet determined the tax consequences that may result from these matters or whether tax consequences will give rise to monetary liabilities which may have to be satisfied in any future period.

Any stock-based compensation charges incurred as a result of the restatement will have the effect of decreasing reported income or increasing reported loss from operations, and decreasing reported net income or increasing reported net loss, and decreasing reported retained earnings figures contained in the Company’s historical financial statements for the periods mentioned above.

The Audit Committee has discussed this matter with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

The Company issued a press release on September 27, 2007, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)      Exhibits.

Exhibit No.	Description
99.1	Press release of Coherent issued on September 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: October 2, 2007
By: /s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel